May 30, 2013

To the Board of Managers
and Members of Partners Group
Private Equity (TEI), LLC:

In planning and performing our
audit of the financial statements
of Partners Group Private Equity
(TEI), LLC (the Fund) as of and
for the year ended March 31, 2013,
in accordance with the standards
of the Public Company Accounting
Oversight Board (United States),
we considered the Funds internal
control over financial reporting,
including controls over
safeguarding securities, as a
basis for designing our
auditing procedures for the
purpose of expressing our opinion
on the financial statements and
to comply with the requirements
of Form N-SAR, but not for the
purpose of expressing an opinion
on the effectiveness of the Funds
internal control over financial
reporting. Accordingly, we do not
express an opinion on the
effectiveness of the Funds
internal control over
financial reporting.
The management of the Fund is
responsible for establishing and
maintaining effective internal
control over financial reporting.
In fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls. A funds
internal control over financial
reporting is a process designed
to provide reasonable assurance
regarding the reliability of
financial reporting and the
preparation of financial
statements for external purposes
in accordance with generally
accepted accounting principles.
A funds internal control over
financial reporting includes
those policies and procedures that
(1) pertain to the maintenance of
records that, in reasonable detail,
accurately and fairly reflect the
transactions and dispositions of
the assets of the fund
(2) provide reasonable assurance
that transactions are recorded as
necessary to permit preparation of
financial statements in accordance
with generally accepted accounting
principles, and that receipts and
expenditures of the company are
being made only in accordance
with authorizations of management
and managers of the fund and
(3) provide reasonable assurance
regarding prevention or timely
detection of unauthorized
acquisition, use or disposition
of a Funds assets that could
have a material effect on
the financial statements.
Because of its inherent limitations,
internal control over financial
reporting may not prevent or
detect misstatements.  Also,
projections of any evaluation of
effectiveness to future periods are
subject to the risk that controls
may become inadequate because of
changes in conditions, or that the
degree of compliance with the
policies or procedures
may deteriorate.
A deficiency in internal control
over financial reporting exists
when the design or operation of
a control does not allow management
or employees, in the normal course
of performing their assigned
functions, to prevent or detect
misstatements on a timely basis.
A material weakness is a deficiency,
or a combination of deficiencies,
in internal control over financial
reporting, such that there is a
reasonable possibility that a
material misstatement of the Funds
annual or interim financial
statements will not be prevented
or detected on a timely basis.
Our consideration of the Funds
internal control over financial
reporting was for the limited
purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in
internal control over financial
reporting that might be material
weaknesses under standards
established by the Public Company
Accounting Oversight Board
(United States). However, we noted
no deficiencies in the Funds
internal control over financial
reporting and its operation,
including controls over
safeguarding securities, that we
consider to be material weaknesses
as defined above as of
March 31, 2013.
This report is intended solely for
the information and use of
management and the Board of
Managers of Partners Group
Private Equity (TEI), LLC and the
Securities and Exchange Commission
and is not intended to be and
should not be used by anyone other
than these specified parties.

PricewaterhouseCoopers LLP
May 30, 2013